UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2005

Input/Output, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12961	22-2286646
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

12300 Parc Crest Dr.
Stafford, TX		77477
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 933-3339

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.              Termination of a Material Definitive Agreement

The disclosures in Item 5.02 below are incorporated by reference into this item 1.02.

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)           On December 5, 2005, Input/Output, Inc. (the “Company”) announced that J. Michael Kirksey, Executive Vice President and Chief Financial Officer, notified the Company that he is resigning from his position with the Company in order to accept a position with another company.  Mr. Kirksey intends to transition his responsibilities over the next few weeks, and his resignation from the Company will become effective on January 2, 2006.  Mr. Kirksey’s employment agreement with the Company dated January 1, 2004, will terminate automatically on January 2, 2006, in connection with his voluntary departure.  A copy of the Company’s press release is attached to this Form 8-K as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

Not applicable.

(b)           Pro forma financial information.

Not applicable.

(c)           Exhibits.

99.1                                                         Press Release of Input/Output, Inc. dated December 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 5, 2005

Input/Output, Inc.
(Registrant)

	By:	/s/ Robert P. Peebler
		Name:	Robert P. Peebler
		Title:	President and Chief Executive Officer